UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☒            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On April 17, 2006, Bruker BioSciences Corporation (the “Company”) entered into an agreement to acquire all of the outstanding stock of Bruker Optics Inc., a Delaware corporation based in Billerica, Massachusetts (“Bruker Optics”), with Bruker Optics and the Bruker Optics stockholders (the “Stock Purchase Agreement”).

At the closing, which is expected to occur in the third quarter of 2006, the Company will pay an aggregate of $135 million of consideration to the Bruker Optics stockholders and holders of Bruker Optics stock options, of which approximately $79 million will be paid in cash and approximately $56 million will be paid in restricted unregistered shares of Company common stock.  Each Bruker Optics stock option outstanding at the time of the acquisition will be cancelled and the holder thereof will be entitled, for each share of Bruker Optics common stock subject to such option, to an amount in cash, without interest, equal to the difference between $6.99740143712269 per share, which is the per share purchase price of Bruker Optics common stock as set forth in the Stock Purchase Agreement, and the per share exercise price of such option.  As a result of the acquisition, Bruker Optics will become a wholly-owned subsidiary of the Company.

$13.5 million of the cash payment to the Bruker Optics stockholders will be held in escrow until the later of (x) the thirtieth day following receipt by the Company of Bruker Optics’ audited financial statements for the fiscal year ended December 31, 2006, or (y) the resolution of any indemnification claim pending as of the receipt of such audited financial statements.  In addition, $1 million of the cash payment to the Bruker Optics stockholders will be held in escrow until the later of (x) the twentieth day after the Company delivers a closing balance sheet to the Bruker Optics stockholders, which balance sheet is to be delivered within 90 days of the closing of the acquisition, or (y) the resolution of any objections to the balance sheet.

Bruker Optics has made customary representations and warranties and covenants in the Stock Purchase Agreement, including, among others, not to solicit proposals relating to alternative business combination transactions or engage in discussions with entities other than the Company concerning alternative business combination transactions.  The Company has also made customary representations and warranties and covenants in the Stock Purchase Agreement.

Consummation of the acquisition is subject to various conditions, including approval of the transactions contemplated by the Stock Purchase Agreement by the majority of the Company’s stockholders who are not affiliated with the Bruker Optics stockholders, the absence of certain legal impediments to the consummation of the acquisition and the receipt of certain regulatory approvals.

The Company’s chief executive officer and chairman of the board, Frank H. Laukien, and certain of his family members own stock in both the Company and Bruker Optics.  Dr. Laukien and his related family members own an aggregate of 58.09% of the Company’s common stock and 98.63% of the shares of Bruker Optics being acquired by the Company.  Following the acquisition, Dr. Laukien and his related family members will own, in the aggregate, approximately 62.56% of the outstanding shares of common stock of the Company, assuming that the average of the closing prices per share of the Company’s stock on Nasdaq for the period of ten consecutive trading days ending three days prior to the closing is $5.10 per share.  In addition, Dr. Laukien’s half brother, Dirk D. Laukien, is the President of Bruker Optics and, following the Company’s acquisition of Bruker Optics, will become a senior vice president of the Company.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.4 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

In connection with the proposed acquisition, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, the Company’s stockholders are urged to read the proxy statement regarding the acquisition carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The proxy statement and other relevant documents filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov and stockholders of the Company will also be able to obtain copies of the proxy statement and other relevant documents free of charge by directing their requests to Bruker BioSciences Corporation, 40 Manning Road Billerica, MA 01821, Attention: Investor Relations.

On January 31, 2006, the board of directors of the Company appointed William A. Linton, M. Christopher Canavan, Jr., Taylor J. Crouch and Daniel S. Dross, each of whom is an independent director, to a special committee of the board of directors to consider the proposed transaction (the “Special Committee”).  On April 17, 2006 the board of directors approved, and on April 18, 2006 the Company entered into, a compensation and indemnification agreement with the members of the Special Committee (the “Compensation and Indemnification Agreement”).  The Compensation and Indemnification Agreement provides for the payment of $70,000 to Mr. Linton, who has served as the chairman of the Special Committee, and $60,000 to each of the remaining members of the Special Committee, as well as the indemnification of the members of the Special Committee for their actions in connection with their service on the Special Committee.  A copy of the Compensation and Indemnification Agreement is attached hereto as Exhibit 10.29 and is incorporated herein by reference. The foregoing description of the Compensation and Indemnification Agreement is qualified in its entirety by reference to the full text of the Compensation and Indemnification Agreement.

Item 3.02.  Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company will issue restricted unregistered shares of the Company’s common stock to Bruker Optics stockholders.  The issuance of these securities will be in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Based upon the small number of holders of Bruker Optics capital stock receiving restricted shares of the Company’s common stock, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

2.4	Stock Purchase Agreement, dated April 17, 2006, by and among the Company, Bruker Optics Inc. and the stockholders of Bruker Optics Inc.
10.29	Compensation and Indemnification Agreement, dated April 18, 2006, by and among the Company, William A. Linton, M. Christopher Canavan, Jr., Taylor J. Crouch and Daniel S. Dross.
99.1	Press Release dated April 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: April 18, 2006	By:	/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

2.4	Stock Purchase Agreement, dated April 17, 2006, by and among the Company, Bruker Optics Inc. and the stockholders of Bruker Optics Inc.
10.29	Compensation and Indemnification Agreement, dated April 18, 2006, by and among the Company, William A. Linton, M. Christopher Canavan, Jr., Taylor J. Crouch and Daniel S. Dross.
99.1	Press Release dated April 17, 2006.